SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2003

RMH TELESERVICES, INC

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-21333	23-2250564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Campus Blvd., Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (610) 325-3100

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On October 3, 2003, RMH Teleservices, Inc. (the “Company”) raised net proceeds of approximately $6,550,000 in a private placement financing. The Company issued 2,205,000 shares of its common stock and warrants to purchase an additional 551,250 shares of its common stock pursuant to the private placement. See the press release attached hereto as Exhibit 99.1 regarding the private placement. The Company also issued to Craig-Hallum Capital Group LLC, the placement agent for the private placement financing, a warrant to purchase 110,250 shares of the Company’s common stock on terms and conditions substantively similar to the warrants issued by the Company on behalf of the investors in the private placement financing as set forth in Exhibit 10.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) The following exhibits are being filed herewith:

Exhibit 10.1	Securities Purchase Agreement dated as of October 3, 2003 among RMH Teleservices, Inc. and the investors listed on the signature pages thereto.

Exhibit 10.2	Registration Rights Agreement dated as of October 3, 2003 among RMH Teleservices, Inc., the individuals and entities listed on the signature pages thereto and Craig-Hallum Capital Group LLC.

Exhibit 10.3	Form of Warrant dated as of October 3, 2003 executed by RMH Teleservices, Inc. to investors pursuant to the Securities Purchase Agreement dated as of October 3, 2003 among RMH Teleservices, Inc. and the investors listed on the signature pages thereto and to Craig-Hallum Capital Group LLC.

Exhibit 99.1	Press Release dated October 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMH TELESERVICES, INC.

Date: October 7, 2003	By:	/s/ John R. Schwab
John R. Schwab
Chief Financial Officer